Exhibit 99.2

ALGORX PHARMACEUTICALS, INC.

PROXY

SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 15, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ALGORX PHARMACEUTICALS, INC.

The undersigned stockholder of record of AlgoRx Pharmaceuticals, Inc. (“AlgoRx”) hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on December 15, 2005 and the Joint Proxy Statement/Prospectus, dated November 14, 2005, and hereby appoints Ronald M. Burch and Jeffrey A. Rona, or either of them, as proxies of the undersigned (the “Proxies”), with full power of substitution, with full authority to present and vote all of the shares of AlgoRx capital stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of AlgoRx to be held at the offices of Heller Ehrman LLP, located at Times Square Tower, 7 Times Square, New York, NY 10036 on December 15, 2005 at 1:00 p.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy shall be voted in the manner set forth below.

1.    Adoption of the Agreement and Plan of Merger, dated as of September 23, 2005, by and among Corgentech, Element Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Corgentech, and AlgoRx Pharmaceuticals, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.    To approve the discretion to vote to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.    In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

THE ALGORX BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL MATTERS SET FORTH ABOVE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE COUNTED AS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” AN ADJOURNMENT OF THE ALGORX SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

Please date this proxy and sign your name exactly as it appears below. By signing below, you hereby revoke any proxy or proxies previously given. If the shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by an duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy, please sign and return all such cards in the accompanying envelope.

Please sign, date and return this Proxy today in the enclosed, pre-addressed envelope, which requires no postage if mailed in the U.S.A.

, 2005
Signature	Date

, 2005
Signature (if jointly owned)	Date